EXHIBIT 99.1

Terra Property Trust, Inc. Announces Closing of Merger with Terra Income Fund 6, Inc.

NEW YORK, October 3, 2022 /PRNewswire/ — Terra Property Trust, Inc. (the “Company”) today announced that on October 1, 2022, it completed the previously announced merger pursuant to the terms of the Agreement and Plan of Merger, dated as of May 2, 2022, by and among the Company, Terra Income Fund 6, Inc. (“Terra BDC”), Terra Merger Sub, LLC, a wholly owned subsidiary of the Company, Terra Income Advisors, LLC and Terra REIT Advisors, LLC (as amended, the “Merger Agreement”).

Upon the closing of the merger, each outstanding share of common stock of Terra BDC was automatically canceled and converted into the right to receive (i) 0.595 shares of the newly designated Class B common stock, par value $0.01 per share, of the Company (“Class B Common Stock”), and (ii) cash in lieu of any fractional shares of Class B Common Stock otherwise issuable. Except with respect to conversion, the shares of Class B Common Stock issued in the merger have dividend, distribution and other rights identical to those of the existing shares of common stock of the Company. The shares of Class B Common Stock will automatically convert into an equal number of shares of the Company’s newly designated Class A common stock, par value $0.01 per share (“Class A Common Stock”), on specified dates following any listing of shares of Class A Common Stock for trading on a national securities exchange, which listing will be subject to certain conditions.

The size of the Company’s board of directors was increased by three members upon the closing of the merger and Spencer Goldenberg, Adrienne Everett and Gaurav Misra, each a designee of Terra BDC, were appointed to the Company’s board of directors. The Company’s current executive officers will remain in their current roles.

The combined company will continue to operate under the name Terra Property Trust, Inc. and will remain headquartered in New York, New York. Terra REIT Advisors, LLC will continue to manage the combined company.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on current expectations and beliefs of the Company and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cannot give any assurance that these forward-looking statements will be accurate or that its expectations will be attained.

Factors that could cause actual results to differ materially from expectations include, but are not limited to, (i) risks related to disruption of management attention from the ongoing business operations due to the merger; (ii) the outcome of any legal proceedings relating to the merger; (iii) the Company’s expected financial performance, operating results and ability to make distributions to its stockholders; (iv) the potential negative impacts of the novel coronavirus (“COVID-19”) on the global economy and the impacts of COVID-19 on the Company’s financial condition, results of operations, liquidity and capital resources and business operations; (v) the availability of attractive risk-adjusted investment opportunities in the Company’s targeted assets and other real estate-related investments that satisfy its objectives and strategies; (vi) the origination or acquisition of the Company’s targeted assets, including the timing thereof; (vii) volatility in the Company’s industry, interest rates and spreads, the debt or equity markets, the general economy or the real estate market specifically, whether the results of market events or otherwise; (viii)

changes in the Company’s investment objectives and business strategy; (ix) the availability of financing on acceptable terms or at all; (x) the performance and financial condition of the Company’s borrowers; (xi) changes in interest rates and the market value of the Company’s assets; (xii) borrower defaults or decreased recovery rates from the Company’s borrowers; (xiii) changes in prepayment rates on the Company’s loans; (xiv) the Company’s use of financial leverage; (xv) the ability of the Company to retain key personnel; (xvi) legislative and regulatory changes that could adversely affect the businesses of the Company; (xvii) risks related to integrating Terra BDC’s assets and operation following the merger; (xviii) limitations imposed on the Company’s business and its ability to satisfy complex rules in order for the Company to maintain the Company’s qualification as a REIT for U.S. federal income tax purposes; (xix) market conditions in the capital markets which makes a listing of the Class A Common Stock on a national securities exchange on favorable terms impracticable; and (xx) other factors, including those set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K and other reports filed by the Company with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The forward-looking statements included in this press release are made only as of the date hereof. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law.

About Terra Property Trust, Inc.

Terra Property Trust, Inc. is an externally managed, real estate credit focused company that originates, structures, funds and manages commercial real estate credit investments, including mezzanine loans, first mortgage loans, subordinated mortgage loans and preferred equity investments throughout the United States. The Company’s objective is to continue to provide attractive risk-adjusted returns to its stockholders, primarily through regular distributions. The Company has elected to be taxed as a real estate investment trust for U.S. federal income tax purposes commencing with its taxable year ended December 31, 2016. The Company is externally advised by Terra REIT Advisors, LLC, an affiliate of Terra Capital Partners, LLC.

Advisors

Keefe, Bruyette & Woods, Inc. rendered a fairness opinion and Alston & Bird LLP is acting as legal advisor to the special committee of the board of directors of the Company. Robert A. Stanger & Co., Inc. acted as exclusive financial advisor and Venable LLP acted as legal advisor to the special committee of the board of directors of Terra BDC.

Media Contacts

Terra Property Trust, Inc.

Jonathan Keehner / Erik Carlson

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449